Exhibit 99.1

                             Joint Filing Agreement

      This will confirm the agreement by and among all the undersigned that the Amendment No. 1 to the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of the Common Stock of Restoragen, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of January 24, 2003

                                       EQUITYFOURLIFE (BAHAMAS) LTD.

                                       By: /s/ Saurin Pirjo
                                           -------------------------
                                       Name: Saurin Pirjo
                                       Title: Director

                                       By: /s/ Lindsay Leggat-Smith
                                           -------------------------
                                       Name: Lindsay Leggat-Smith
                                       Title: Director


                                       EQUITY4LIFE AG

                                       By: /s/ Bruno Hauser
                                           -------------------------
                                       Name: Bruno Hauser
                                       Title:

                                       By: /s/ Gilbert Wenzel
                                           -------------------------
                                       Name: Gilbert Wenzel
                                       Title:


                                       WALTER VILLIGER

                                       /s/ Walter Villiger
                                       -----------------------------


                                       BRUNO HAUSER
                                       -----------------------------

                                       /s/ Bruno Hauser


                                       ROCKY MOUNTAIN ASSOCIATES S.A.

                                       By: /s/ Pablo Javier Espino
                                           -------------------------
                                       Name: Pablo Javier Espino
                                       Title: Director

                                       By: /s/ Adelina M. de Estribi
                                           -------------------------
                                       Name: Adelina M. de Estribi
                                       Title: Director

                                       GOLDEN MEAN VENTURESS LTD.

                                       By: /s/ Klaus Baumueller
                                           -------------------------
                                       Name: Dr. Klaus Baumueller
                                       Title: Chairman of the Board of Directors


                                       THOMAS SCHMIDHEINY

                                       /s/ Thomas Schmidheiny
                                       -----------------------------